EXHIBIT 10.21

NOTE AND TRUST DEED MODIFICATION AGREEMENT
OF APRIL 2008

I.           BACKGROUND: Effective August 5, 2005, the undersigned Calais Resources, Inc, a British Columbia corporation ("Calais-BC"), and Calais Resources Colorado, Inc, a Nevada corporation ("Calais-CO") (collectively, the "Calais Companies") executed a promissory note (the "Note") in which Calais-BC and Calais-CO promised to pay Duane A. Duffy, Glenn E. Duffy, James Ober, and Luke Garvey (Holders herein) the sum of $807,650.11.  Concurrently, the Calais Companies and the Holders entered into a Security Agreement, pursuant to which the Calais Companies executed a deed of trust encumbering certain real property located in Boulder County, Colorado. On or about December 15, 2005, the Calais Companies made a principal payment due under the Note in the amount of $166,000. In March 2007, following a default by the Calais Companies on further payments, the Note was modified and extended to require monthly installment payments of $75,000.00 on the fifteenth (15th) day of each month, beginning April 15, 2007 and continuing until the entire Note balance was paid. No monthly payments were made by the Calais Companies. On or about March 31, 2007, the Calais Companies made a further payment of $200,000 on the amount due and payable. In November 2007, the Calais Companies and the Holders agreed to a further modification of the Note to extend repayment terms through April 1, 2008, pending the expected resolution by the Calais Companies of certain financial issues.

In the interest of assuring full payment of all principal and interest due under the Note as modified, the Calais Companies and the Holders now agree to revise and amend the terms of the Note further, as follows:

II.       AGREEMENTS OF THE PARTIES:

A.
The balance due under the Note as of April 1, 2008 shall be $948,396.66, as set forth on attached Exhibit 1. Commencing April 1, 2008, interest on the unpaid balance shall accrue at a rate of 15.9 percent per annum through the date on which the unpaid balance is paid in full.

B.
The Calais Companies shall make an initial payment of $100,000 on April 1, 2008, and shall thereafter pay, on or before the first day of each of the five succeeding months, commencing May 1, 2008, the sum of $50,000, for a total of $250,000.

C.	The Calais Companies shall pay the remainder due and payable under the Note, together with all interest accruing thereon to the date of such payment, on or before October 1, 2008.

D.
The Calais Companies shall pay a loan extension fee of ten percent of the balance due under the Note through the issuance to the Holders of restricted shares of Calais-BC common stock in the aggregate amount of 1,185,496 shares, valued at $0.08 per share, together with an identical number of warrants exercisable at any time within five years of the date of issuance for an exercise price of $0.12 per share.

E.
All payments to Holders by the Calais Companies, including the share and warrant issuances described in Paragraph D above, shall be delivered to each Holder directly in accordance with the following allocation:

Duane A. Duffy -- 40.3746%
Glenn E. Duffy -- 40.3746%
James Ober -- 9.6254%
LukeGarvey  --  9.6254%

Cash payments shall be delivered by wiring the respective funds to each Holder in accordance with instructions to be furnished by electronic mail to David K. Young at DYoungl 619@aol.com.

All modifications of the Note described herein shall also modify the terms of the deed of trust and security agreement referenced herein.. All other terms of the Note and such deed of trust and security agreement shall remain in full force and effect.

Executed on the dates shown below by:

CALAIS RESOURCES, INC.	CALAIS RESOURCES COLORADO, INC.

/s/ David K. Young	/s/ David K. Young
David K. Young	David K. Young
President and Chief Executive Officer	President and Chief Executive Officer

STATE OF COLORADO        )

COUNTY OF JEFFERSON   )

On this  01 day of  April, 2008, before the undersigned officer, personally appeared David K. Young, who acknowledged himself to be the President and Chief Executive Officer of Calais Resources, Inc. and Calais Resources Colorado, Inc., and who, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing on behalf of each such corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

My Commission Expires:

    10/29/2011                           /s/ Jon R. Reid
                         Notary Public

  3/31/08                                               /s/ Duane A. Duffy
Date                         Duane A. Duffy

STATE OF COLORADO        )

COUNTY OF ARAPAHOE    )

    The foregoing instrument was acknowledged before me on this 31st day of March, 2008, by Duane A. Duffy.

My Commission Expires:

    11-13-2009                           /s/
                         Notary Public

  3/3/08                                               /s/ Glenn E. Duffy by Duane A. Duffy as attorney-in-fact
Date                         Glenn E. Duffy

STATE OF COLORADO        )

COUNTY OF ARAPAHOE    )

    The foregoing instrument was acknowledged before me on this 31st day of March, 2008, by Glenn E. Duffy.

My Commission Expires:

    11-13-2009                           /s/
                         Notary Public

  3/31/08                                               /s/ Luke Garvey
Date                         Luke Garvey

STATE OF FLORIDA        )

COUNTY OF BROWARD    )

    The foregoing instrument was acknowledged before me on this 31st day of March, 2008, by Luke Garvey.

My Commission Expires:

    8/17/08                                     /s/  Judith Molina
                         Notary Public

  3/31/08                                               /s/ James Ober
Date                         Duane A. Duffy

STATE OF FLORIDA        )

COUNTY OF BROWARD    )

    The foregoing instrument was acknowledged before me on this 31st day of March, 2008, by James Ober.

My Commission Expires:

    8/17/08                                   /s/  Judith Molina
                         Notary Public

Calculation of Note Principal as of April 1. 2008

Principal and interest due as of Dec. 1,2007:	$900,537.28
Per Diem Interest Accruing since Dec. 1,2007 at 15.9% APR	$392.29
Number of days of interest from Dec. 1,2007 through March 31,2008	122
Total additional interest accruing from Dec. 1,2007	$47,242.06
Total due through March 31,2007 ($900,537.28 + $47,859.38)	$948,396.66